SCHEDULE 14A INFORMATION

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CMGI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

November 2, 2004

Dear CMGI Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “2004 Meeting”) of CMGI, Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 8, 2004, at 9:00 a.m. local time. I look forward to greeting as many of our stockholders as possible. Details of the business to be conducted at the 2004 Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the 2004 Meeting, it is important that your shares be represented and voted at the 2004 Meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the 2004 Meeting. If you so desire, you may withdraw your proxy and vote in person at the 2004 Meeting.

I look forward to greeting those of you who will be able to attend the 2004 Meeting.

Sincerely,

Joseph C. Lawler
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY

CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE

NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 8, 2004

To the Stockholders of CMGI, Inc.:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “2004 Meeting”) of CMGI, Inc. (the “Company”) will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 8, 2004, at 9:00 a.m. local time, for the following purposes:

1. To elect two Class II Directors;

2. To approve the Company’s 2004 Stock Incentive Plan;

3. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders;

4. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders;

5. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders;

6. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders;

7. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

8. To transact such other business as may properly come before the 2004 Meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the 2004 Meeting. Only stockholders of record at the close of business on Friday, October 22, 2004 are entitled to notice of, and to vote at, the 2004 Meeting and any adjournments thereof. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2004, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement. All stockholders are cordially invited to attend the 2004 Meeting.

By Order of the Board of Directors,

David S. Wetherell, Secretary

Waltham, Massachusetts

November 2, 2004

An admission ticket and picture identification will be required to enter the 2004 Meeting. Each stockholder will be entitled to bring a guest to the 2004 Meeting. For stockholders of record, an admission ticket is attached to the proxy card sent with this Notice and Proxy Statement. Stockholders holding stock in bank or brokerage accounts can obtain an admission ticket in advance by sending a written request, along with proof of ownership of shares (such as a brokerage statement), to the Company’s Office of Investor Relations at CMGI, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual is a CMGI stockholder. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the 2004 Meeting. The Company reserves the right to inspect any persons or items prior to their admission to the 2004 Meeting.

CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held December 8, 2004

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMGI, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2004 Annual Meeting of Stockholders (the “2004 Meeting”), which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 8, 2004, at 9:00 a.m. local time, and at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2004 are being mailed to stockholders on or about November 2, 2004. The Company’s principal executive offices are located at 1100 Winter Street, Waltham, Massachusetts 02451 and its telephone number is (781) 663-5001.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to act as a proxy solicitor to assist in the solicitation. The Company has agreed to pay such firm $8,000, plus out-of-pocket expenses, for proxy solicitation services. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), held in their names. In addition to the solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed Friday, October 22, 2004 as the record date for determining holders of Common Stock who are entitled to vote at the 2004 Meeting. As of October 22, 2004, the Company had approximately 476,662,902 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the 2004 Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2004 Meeting will constitute a quorum at the 2004 Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2004 Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the 2004 Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting on the matter is required to approve the Company’s 2004 Stock Incentive Plan (Proposal No. 2), and to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 7). The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the

Company’s stockholders (Proposal No. 3), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders (Proposal No. 4), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders (Proposal No. 5), and to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders (Proposal No. 6).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to approve the Company’s 2004 Stock Incentive Plan or the voting to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, each of which requires the affirmative vote of a majority of the votes cast or shares voting on the matter. Abstentions and broker non-votes, however, will have the same effect as a vote against each of the four reverse stock split proposals because approval of each of these proposals requires the affirmative vote of a majority of all outstanding shares of the Company’s Common Stock.

To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 1100 Winter Street, Waltham, Massachusetts 02451, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the 2004 Meeting and voting in person. If not revoked, the proxy will be voted at the 2004 Meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the two Class II Director nominees named herein;

•	FOR the approval of the Company’s 2004 Stock Incentive Plan;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders;

•

FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the 2004 Meeting or any adjournments thereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of September 30, 2004, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, including the Company’s current Chief Executive Officer, (iii) the Company’s former Chief Executive Officer and the three other most highly compensated executive officers who were serving as executive officers on July 31, 2004 (the “Named Executive Officers”), and (iv) all current executive officers and directors of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(2)
5% Stockholders
Hewlett-Packard Company(3)	24,249,767	5.1%

Directors
David S. Wetherell(4)	32,381,970	6.7%
Anthony J. Bay(5)	155,110	*
Virginia G. Bonker(6)	215,998	*
Francis J. Jules(7)	122,665	*
Jonathan A. Kraft(8)	233,332	*
Joseph C. Lawler(9)	1,800,000	*
Michael J. Mardy(10)	103,998	*

Named Executive Officers
Thomas Oberdorf(11)	446,414	*
Peter L. Gray(12)	539,280	*
Bryce C. Boothby, Jr.(13)	275,471	*
George A. McMillan(14)	3,349,683	*
All current executive officers and directors, as a group (13 persons)(15)	37,531,087	7.8%

*	Less than 1%
(1)	The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2004 through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2)	Number of shares deemed outstanding includes 475,872,616 shares of Common Stock as of September 30, 2004, plus any shares subject to Presently Exercisable Options held by the person in question.
(3)	Based on the information provided by Hewlett-Packard Company (“H-P”) in its Form 13-F for the quarter ended September 30, 2004 filed with the SEC on October 18, 2004. The address of H-P is 3000 Hanover Street, Palo Alto, CA 94304.
(4)	Includes 5,218,732 shares which may be acquired by Mr. Wetherell pursuant to Presently Exercisable Options. Also includes 16,812,672 shares held by a limited liability company of which Mr. Wetherell owns a membership interest and which is managed by a limited liability company of which Mr. Wetherell is a manager. Mr. Wetherell disclaims beneficial ownership with respect to a total of 16,812,672 shares. Mr. Wetherell’s address is c/o CMGI, Inc., 1100 Winter Street, Waltham, MA 02451.
(5)	Consists of shares which may be acquired by Mr. Bay pursuant to Presently Exercisable Options.

(6)	Consists of shares which may be acquired by Ms. Bonker pursuant to Presently Exercisable Options.
(7)	Consists of shares which may be acquired by Mr. Jules pursuant to Presently Exercisable Options.
(8)	Includes 213,332 shares which may be acquired by Mr. Kraft pursuant to Presently Exercisable Options.
(9)	Mr. Lawler became President and Chief Executive Officer of the Company, and was elected to its Board of Directors, on August 23, 2004.
(10)	Consists of shares which may be acquired by Mr. Mardy pursuant to Presently Exercisable Options.
(11)	Includes 282,914 shares which may be acquired by Mr. Oberdorf pursuant to Presently Exercisable Options.
(12)	Includes 410,830 shares which may be acquired by Mr. Gray pursuant to Presently Exercisable Options.
(13)	Includes 156,165 shares which may be acquired by Mr. Boothby pursuant to Presently Exercisable Options. Mr. Boothby is also deemed the beneficial owner of 167,833 shares of the common stock, $.01 par value per share, of SalesLink Corporation, a subsidiary of the Company (“SalesLink”), which shares may be acquired by Mr. Boothby pursuant to Presently Exercisable Options. These shares represent approximately 1.8% of the voting power of the outstanding common stock of SalesLink.
(14)	Includes 3,307,271 shares which may be acquired by Mr. McMillan pursuant to Presently Exercisable Options. Also includes 15,000 shares held by Mr. McMillan’s spouse and 1,550 shares held by Mr. McMillan’s minor children. Mr. McMillan was President and Chief Executive Officer, and a member of the Board of Directors, of the Company until his resignation on August 23, 2004. See “Employment Agreements and Severance and Change of Control Arrangements.”
(15)	Includes 7,351,648 shares which may be acquired pursuant to Presently Exercisable Options. Also includes the shares as to which beneficial ownership is disclaimed by Mr. Wetherell as described in note 4 above. In addition, two current executive officers, W. Kendale Southerland and Daniel F. Beck, are members of a Section 13(d) group that, as a result of the acquisition of Modus Media, Inc. by the Company on August 2, 2004, currently owns more than 10% of the Company’s Common Stock, all of which shares (other than those directly owned by Messrs. Southerland and Beck) are excluded.

PROPOSAL I

ELECTION OF DIRECTORS

The current Board of Directors has seven members and is divided into three classes. A class of directors is elected each year for a three-year term. The current term of the Company’s Class II Directors will expire at the 2004 Meeting. The nominees for Class II Director are Anthony J. Bay and Virginia G. Bonker, each of whom currently serves as a Class II Director and is available for re-election. The Class II Directors elected at the 2004 Meeting will each serve for a term of three years that will expire at the Company’s 2007 Annual Meeting of Stockholders and until his or her successor is elected and qualified. The persons named as proxies will vote for each of Mr. Bay and Ms. Bonker for election to the Board as Class II Director unless the proxy card is marked otherwise.

Mr. Bay and Ms. Bonker have each indicated his or her willingness to serve, if elected; however, if he or she should be unable to serve, the persons named as proxies may vote the proxy for a substitute nominee. The Board has no reason to believe that any nominee will be unable to serve if elected.

The Board of Directors recommends that the stockholders vote FOR each of the Nominees listed below.

Biographical and certain other information concerning the directors of the Company and the nominees for director is set forth below:

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2007 Annual Meeting

Anthony J. Bay, age 49. Mr. Bay has served as a director of the Company since September 2002. Mr. Bay is a private venture capital investor and advisor to technology companies. From 1994 to 2000, Mr. Bay worked for Microsoft Corporation, last serving as Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. Mr. Bay also serves on the Board of Directors of Loudeye Corp.

Virginia G. Bonker, age 40. Ms. Bonker has served as a director of the Company since April 2001. Ms. Bonker is the co-founder and General Partner of Blue Rock Capital, L.P., a venture capital firm that invests in information technology and service businesses. Ms. Bonker also serves as a Manager of Excelsior Absolute Return Fund of Funds, L.L.C., a registered investment company. Ms. Bonker also serves as Manager of Excelsior Absolute Return Fund of Funds Master Fund, L.L.C., a registered investment company.

Class III Directors Continuing in Office until the 2005 Annual Meeting

David S. Wetherell, age 50. Mr. Wetherell has served as Chairman of the Board and Secretary of the Company since 1986 and served as Chief Executive Officer of the Company from 1986 to March 2002. From 1986 to July 2001, Mr. Wetherell also served as President of the Company.

Jonathan A. Kraft, age 40. Mr. Kraft has served as a director of the Company since July 2001. Mr. Kraft has served as President and Chief Operating Officer of The Kraft Group, a private holding company comprised of companies involved in the paper and packaging industries, sports and entertainment and private equity investing, since January 1997. Mr. Kraft also serves as Vice Chairman of the New England Patriots, a National Football League franchise. Mr. Kraft also serves on the Board of Directors of Carmel Container Systems, Ltd.

Class I Directors Continuing in Office until the 2006 Annual Meeting

Francis J. Jules, age 47. Mr. Jules has served as a director of the Company since February 2003. Mr. Jules is the President, SBC Global Markets, a local telephone and access provider. From December 2001 to October 2002, Mr. Jules served as Chief Executive Officer of US LEC Corp., a provider of voice, data and Internet services. From August 2000 to November 2001, Mr. Jules served as President and Chief Operating Officer, and then as acting Chief Executive Officer, of Winstar Communications, Inc., a provider of telephone and data services (“Winstar”). In April 2001, Winstar, along with certain of its subsidiaries, voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Thereafter, in December 2001, substantially all of the assets of Winstar were acquired by IDT Corporation. From 1994 to 2000, Mr. Jules served in various executive positions at Ameritech Corporation and SBC Communications Inc., last serving as President of Business Communications Services.

Michael J. Mardy, age 55. Mr. Mardy has served as a director of the Company since May 2003. Mr. Mardy is Senior Vice President, Chief Financial Officer and Chief Technology Officer of Tumi, Inc., a retailer of prestige luggage and business accessories. From 1996 to 2002, Mr. Mardy served as Executive Vice President and Chief Financial Officer of Keystone Foods LLC, a global manufacturer of food products. From 1980 to 1996, Mr. Mardy served in various positions with Nabisco, Inc., last serving as Senior Vice President and Chief Financial Officer of Nabisco Biscuit Company.

Joseph C. Lawler, age 54. Mr. Lawler has served as a director of the Company since August 2004. Mr. Lawler became President and Chief Executive Officer of the Company in August 2004. Mr. Lawler is also President and Chief Executive Officer of ModusLink Corporation, a subsidiary of the Company (“ModusLink”). Mr. Lawler is also Chief Executive Officer of SalesLink. From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Board and Committee Meetings

During the fiscal year ended July 31, 2004 (“fiscal 2004”), the Board of Directors held ten meetings (including by telephone conference). During fiscal 2004, each incumbent director attended at least 75% of the meetings of the Board and of the committees on which he or she served. During fiscal 2004, all of the independent directors of the Company met regularly, either in an executive session of a regularly scheduled Board meeting or as the Nominating and Corporate Governance Committee, outside of the presence of non-independent directors and executive officers of the Company. The Company’s directors are strongly encouraged to attend the Company’s Annual Meeting of Stockholders. Five out of seven of the Company’s directors attended the 2003 Annual Meeting of Stockholders.

Audit Committee

The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com and is also attached hereto as Appendix V. The Audit Committee consists of Anthony J. Bay, Michael J. Mardy (Chair), Francis J. Jules and Jonathan A. Kraft, each of whom is independent as defined in applicable Nasdaq listing standards. The Audit Committee met 11 times during fiscal 2004.

Human Resources and Compensation Committee

The Board of Directors has a Human Resources and Compensation Committee, which administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan, 1986 Stock Option Plan and Amended and Restated 1995 Employee Stock Purchase Plan, as well as the Company’s cash incentive plans, performance-based stock options and other equity-based awards. The Human Resources and Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company’s officers, including the chief executive officer. The Human Resources and Compensation Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Human Resources and Compensation Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com. The Human Resources and Compensation Committee consists of Anthony J. Bay, Virginia G. Bonker, Francis J. Jules (Chair) and Michael J. Mardy. The Human Resources and Compensation Committee met seven times during fiscal 2004.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, which makes recommendations to the Board of Directors concerning all facets of the director-nominee selection process, develops and recommends to the Board corporate governance principles applicable to the Company and oversees the evaluation of the Board and management. The Nominating and Corporate Governance Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively and determines the nature of the evaluation, supervises the conduct of the evaluation and prepares an assessment of the performance of the Board of Directors, which is discussed with the Board of Directors. The Nominating and Corporate Governance Committee, at the request of the Board of Directors, periodically reviews and makes recommendations to the Board of Directors relating to management succession planning, including policies and principles for chief executive officer selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer. The Nominating and Corporate Governance Committee presents an annual report to the Board of Directors on succession planning. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by stockholders.

Stockholders wishing to propose director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company and providing information specified in the Company’s By-Laws, including the candidate’s name, biographical data and qualifications. The Company’s By-Laws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See “Proposals of Stockholders for 2005 Annual Meeting.” The Nominating and Corporate Governance Committee consists of Anthony J. Bay, Virginia G. Bonker (Chair), Michael J. Mardy, Francis J. Jules and Jonathan A. Kraft, each of whom is independent as defined in applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee met 15 times during fiscal 2004.

Technology Committee

The Board of Directors has a Technology Committee, which provides strategic guidance and oversight to the Company on use of technology in its core businesses and evaluates and approves investment proposals made by the Company’s venture capital affiliates which invest funds on the Company’s behalf. The Technology Committee consists of Anthony J. Bay (Chair), Virginia G. Bonker, Francis J. Jules, David S. Wetherell and Joseph C. Lawler. The Technology Committee met two times during fiscal 2004.

Stockholder Communications with the Board of Directors

Stockholders may send written communications to the Board of Directors or any individual member to the following address: Board of Directors, c/o Secretary, CMGI, Inc., 1100 Winter Street, Waltham, MA 02451. The Company will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

PROPOSAL 2

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

On October 15, 2004, the Board of Directors of the Company adopted, subject to stockholder approval, the 2004 Stock Incentive Plan (the “2004 Plan”). Up to 15,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2004 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes approval of the 2004 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2004 Plan.

Summary of the 2004 Plan

The following is a brief summary of the 2004 Plan. The following summary is qualified in its entirety by reference to the 2004 Plan, a copy of which is attached as Appendix VI to the electronic copy of this Proxy

Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2004 Plan may be obtained from the Secretary of the Company.

Types of Awards

The 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock awards, stock appreciation rights and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property (collectively, “Awards”).

Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified stock option price and subject to such other terms and conditions as are specified in connection with the stock option grant. Stock options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant or for a term in excess of ten years. Stock options shall be exercisable at such times and subject to such terms and conditions as the Board of Directors may specify in the applicable stock option agreement. The 2004 Plan permits the following forms of payment of the exercise price of stock options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) except as the Board may otherwise provide in an option agreement, by surrender to the Company of shares of common stock, (iii) to the extent permitted by applicable law and by the Board, delivery to the Company of a promissory note, (iv) by payment of other lawful consideration as the Board may determine, or (v) any combination of these forms of payment.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant stock options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute stock options may be granted on such terms as the Board deems appropriate in the circumstances.

Unless such action is approved by the Company’s stockholders: (i) no outstanding stock option granted under the 2004 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding stock option (other than adjustments in the event of stock splits and other similar events), and (ii) the Board may not cancel any outstanding stock option and grant in substitution therefor new Awards under the 2004 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current price per share of the cancelled stock option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. In certain circumstances, such Awards may also be subject to performance conditions.

Stock Appreciation Rights. Under the 2004 Plan, the Board of Directors has the right to grant stock appreciation rights entitling the holder, upon exercise, to receive an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. Stock appreciation rights may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board.

Other Stock-Based Awards. Under the 2004 Plan, the Board of Directors has the right to grant other Awards of shares of common stock or Awards valued in whole or in part by reference to, or otherwise based on, shares of common stock or other property, including Awards entitling recipients to receive shares of common stock to be delivered in the future.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2004 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which stock options may be granted to any participant under the 2004 Plan may not exceed 6,000,000 shares per calendar year. The maximum number of shares with respect to which Awards other than stock options and stock appreciation rights may be granted under the 2004 Plan shall be 5,000,000 shares.

Plan Benefits

As of October 1, 2004, the Company had approximately 4,133 employees, including the Company’s eight executive officers, and five non-employee directors, all of whom are eligible to receive Awards under the 2004 Plan. The granting of Awards under the 2004 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On November 1, 2004, the last reported sale price of the Company’s common stock on the Nasdaq National Market was $1.35.

Administration

The 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Plan and to interpret the provisions of the 2004 Plan. Pursuant to the terms of the 2004 Plan, the Board of Directors may delegate authority under the 2004 Plan to one or more committees or subcommittees of the Board of Directors, and one or more officers of the Company. The Board of Directors has authorized the Human Resources and Compensation Committee to administer certain aspects of the 2004 Plan, including the granting of Awards to executive officers. The Board of Directors has also authorized the Company’s Chief Executive Officer and Chief Financial Officer to administer certain aspects of the 2004 Plan, including the granting of stock options to employees of the Company other than executive officers.

Subject to any applicable limitations contained in the 2004 Plan, the Board of Directors, the Human Resources and Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by stock options and the dates upon which such stock options become exercisable, (ii) the exercise price of stock options, (iii) the duration of stock options, (iv) the number of shares of common stock subject to any restricted stock awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price, (v) the terms and conditions of any stock appreciation rights, and (vi) the terms and conditions of any other stock-based Award. The Board of Directors may also defer delivery of shares of common stock subject to any Awards to such time or times, and on such conditions, as the Board of Directors may specify.

The Board of Directors is required to make appropriate adjustments in connection with the 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2004 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (ii) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction, or (iii) any liquidation or dissolution of the Company. Upon the occurrence of a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than restricted stock awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation, (ii) provide that unexercised stock options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment in exchange for the termination of such stock options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds, and (vi) any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a liquidation or dissolution of the Company on any restricted stock award at the time the Award is granted.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the 2004 Plan after October 15, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2004 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.

If stockholders do not approve the adoption of the 2004 Plan, the 2004 Plan will not go into effect, and the Company will not grant any Awards under the 2004 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2004 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the stock option grant date and ending three months before the date the participant exercises the stock option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the stock option was granted and more than one year after the stock option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the stock option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights and Other Stock-Based Awards

The tax consequences associated with stock appreciation rights or any other stock-based award granted under the 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction may be subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information as of July 31, 2004

The following table sets forth certain information regarding the Company’s equity compensation plans, other than the 2004 Plan, as of July 31, 2004:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	15,013,690	$14.75	6,855,665	(1)
Equity compensation plans not approved by security holders	2,044,381	$1.26	15,728,650

Total	17,058,071	$13.13	22,584,315	(1)

(1)	Includes 1,192,495 shares available for issuance under the Company’s Amended and Restated 1995 Employee Stock Purchase Plan, as amended.

PROPOSAL 3

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-5, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

The Company may consider effecting a reverse split of its issued and outstanding shares of Common Stock (“reverse stock split” or “reverse split”) on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting if such action is deemed appropriate and in the best interests of the Company and its stockholders. Such action may be taken, among other reasons, in order to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, to meet listing requirements for other trading markets or exchanges, or for reasons related to capital markets generally, including attracting institutional investors. Given the time and expense associated with convening a special meeting of stockholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Company’s stockholders to seek approval and authorization of a reverse stock split at the 2004 Meeting.

At the Company’s 2003 Annual Meeting of Stockholders (the “2003 Meeting”), the stockholders approved a proposal authorizing the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-2 and 1-for-25, inclusive, without further approval or authorization of the Company’s stockholders. The Board has not determined to effect a reverse stock split pursuant to the authority conferred on it by the stockholders at the 2003 Meeting. Accordingly, as of December 8, 2004, the date of the 2004 Meeting, that authority will expire and be without any further effect.

The Company has determined to submit a series of proposals, none of which are conditioned on any other submitted proposal, that would grant authority to the Board of Directors to effect a reverse split, with such authority to be exercised, if at all, in accordance with the parameters of such proposals, at any time prior to the Company’s next annual meeting of stockholders following the 2004 Meeting. If some or all of such proposals are approved by the Company’s stockholders at the 2004 Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at the 2004 Meeting, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, without seeking further approval or authorization of the Company’s stockholders.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting.

In Proposal No. 3, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2004 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-5 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

The primary reason for implementing a reverse split would be to attempt to increase the per share market price of the Common Stock. In recent years, the closing bid price for the Company’s Common Stock has remained below $1.00 per share for extended periods. As a result, on November 1, 2002, the listing of the Company’s Common Stock transferred from the Nasdaq National Market to the Nasdaq SmallCap Market. On June 26, 2003, following maintenance of the minimum closing bid price requirement for 30 consecutive days and compliance with all other continued listing requirements of the Nasdaq National Market, the listing of the Company’s Common Stock transferred back to the Nasdaq National Market. The Nasdaq National Market requires a minimum bid price per share of $1.00 for continued listing. The Board of Directors anticipates that a reverse split, if implemented, would have the effect of increasing, proportionately, the per share trading price of the Company’s Common Stock, which could result in a share price high enough to maintain compliance with the

Nasdaq National Market minimum price requirement should the closing bid price for the Company’s Common Stock drop below $1.00 per share for extended periods. There can be no assurance, however, that the Company would be able to maintain the listing of the Company’s Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market even if a reverse split results in a bid price for the Company’s Common Stock that exceeds $1.00 per share.

The Board of Directors believes that the current low price of the Company’s Common Stock has had a negative effect on the marketability of the issued and outstanding shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company’s share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Company’s Common Stock.

The Board of Directors anticipates that a reverse split would result in an increased per share bid price for the Company’s Common Stock. The Board of Directors also believes that the decrease in the number of shares of the Company’s Common Stock outstanding as a consequence of a reverse split, and the anticipated related increase in the price of the Company’s Common Stock, could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse split. In addition, although any increase in the market price of the Company’s Common Stock resulting from a reverse split may be proportionately less than the decrease in the number of outstanding shares, a reverse split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurances, however, that if a reverse split were implemented, the foregoing events would occur, or that the market price of the Company’s Common Stock immediately after such a reverse split would be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company’s Common Stock after a reverse split would adjust to reflect the conversion ratio (e.g., if the market price is $1.50 before a reverse split and the ratio is one (1) share for every five (5) shares outstanding there can be no assurance that the market price for such share immediately after the reverse split would be $7.50 (5 x $1.50)); or that the market price following a reverse split would either exceed or remain in excess of the then current market price.

Principal Effects of the Proposed 1-for-5 Reverse Split

If the proposed 1-for-5 reverse stock split is approved at the 2004 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-5 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of five and the respective exercise prices would be increased by a factor of five.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 22, 2004, the record date for the 2004 Meeting, there were 476,662,902 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock as determined by the Board of Directors at the effective time of the reverse split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company’s Common Stock in exchange for their old shares of the Company’s Common Stock. The Company believes that because a reverse split would not be part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse split would likely have the following federal income tax effects:

A stockholder who receives solely a reduced number of shares of the Company’s Common Stock would not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock would equal the stockholder’s basis in its old shares of the Company’s Common Stock.

A stockholder who receives cash in lieu of a fractional share as a result of the reverse split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock will equal the stockholder’s basis in its old shares of the Company’s Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse split.

Board Discretion to Implement the 1-for-5 Reverse Split

If the proposed 1-for-5 reverse split is approved at the 2004 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix I to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2004 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2004 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 4

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-10, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting.

In Proposal No. 4, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2004 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-10 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-10 Reverse Split

If the proposed 1-for-10 reverse stock split is approved at the 2004 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-10 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one tenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of ten and the respective exercise prices would be increased by a factor of ten.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the

Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 22, 2004, the record date for the 2004 Meeting, there were 476,662,902 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock as determined by the Board of Directors at the effective time of the reverse split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-10 Reverse Split

If the proposed 1-for-10 reverse split is approved at the 2004 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix II to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2004 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2004 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 5

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-15, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting.

In Proposal No. 5, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of

Directors and effected by the date of the next annual meeting of stockholders following the 2004 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-15 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-15 Reverse Split

If the proposed 1-for-15 reverse stock split is approved at the 2004 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-15 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifteenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of 15 and the respective exercise prices would be increased by a factor of 15.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 22, 2004, the record date for the 2004 Meeting, there were 476,662,902 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock as determined by the Board of Directors at the effective time of the reverse split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-15 Reverse Split

If the proposed 1-for-15 reverse split is approved at the 2004 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix III to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2004 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2004 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-15 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 6

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-20, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of

Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting.

In Proposal No. 6, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-20 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2004 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-20 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-20 Reverse Split

If the proposed 1-for-20 reverse stock split is approved at the 2004 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-20 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one twentieth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of 20 and the respective exercise prices would be increased by a factor of 20.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of October 22, 2004, the record date for the 2004 Meeting, there were 476,662,902 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the 2004 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock as determined by the Board of Directors at the effective time of the reverse split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-20 Reverse Split

If the proposed 1-for-20 reverse split is approved at the 2004 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix IV to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq National Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2004 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the 2004 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-20 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2004 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 7

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2005, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of KPMG, which served as the Company’s independent registered public accounting firm in fiscal 2004, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.

ADDITIONAL INFORMATION

Management

Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company.

Name	Age	Position
David S. Wetherell	50	Chairman of the Board of Directors and Secretary
Joseph C. Lawler	54	President and Chief Executive Officer
Thomas Oberdorf	47	Chief Financial Officer and Treasurer
Peter L. Gray	36	Executive Vice President and General Counsel
Daniel F. Beck	47	President of the Americas Operations, ModusLink Corporation
Patrick Ring	38	Senior Vice President of Sales and Marketing, ModusLink Corporation
W. Kendale Southerland	42	President of Asia-Pacific Operations, ModusLink Corporation
Rudolph J. Westerbos	40	President of Europe Operations, ModusLink Corporation

David S. Wetherell has served as Chairman of the Board and Secretary of the Company since 1986. From 1986 to March 2002, Mr. Wetherell served as Chief Executive Officer of the Company. From 1986 to July 2001, Mr. Wetherell also served as President of the Company.

Joseph C. Lawler became President and Chief Executive Officer of the Company in August 2004. Mr. Lawler is also President and Chief Executive Officer of ModusLink and Chief Executive Officer of SalesLink. From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Thomas Oberdorf has served as Chief Financial Officer and Treasurer of the Company since March 2002. Mr. Oberdorf has also served as Chief Financial Officer and Treasurer of ModusLink since August 2004. Mr. Oberdorf has also served as Chief Financial Officer and Treasurer of SalesLink since July 2003. From November 2001 to March 2002, Mr. Oberdorf served as a consultant to the Company. From February 1999 to October 2001, Mr. Oberdorf served as the Chief Financial Officer of BMG Direct, a unit of Bertelsmann AG consisting of BMG Music Service and CDNOW. From January 1981 to January 1999, Mr. Oberdorf served in various roles at Reader’s Digest Association, Inc., concluding with Vice President, Finance for the Global Books & Home Entertainment Group.

Peter L. Gray has served as Executive Vice President and General Counsel of the Company since March 2002. Mr. Gray has also served as Executive Vice President, General Counsel and Secretary of ModusLink since August 2004. Mr. Gray has also served as Secretary of SalesLink since July 2003. Mr. Gray served as Vice President and Assistant General Counsel of the Company from December 2000 to March 2002 and Associate General Counsel of the Company from June 1999 to December 2000. Mr. Gray served as Assistant General Counsel of Cambridge Technology Partners (Massachusetts), Inc. from February 1999 to June 1999. From September 1993 to January 1999, Mr. Gray was an attorney at Hale and Dorr LLP, where he was elected a junior partner in May 1998.

Daniel F. Beck has served as President of the Americas Operations of ModusLink since August 2004. From November 2001 to August 2004, Mr. Beck served as President, Americas of Modus Media International, Inc., a global provider of supply chain management solutions which was acquired by the Company in August 2004 and renamed ModusLink. From March 2001 to November 2001, Mr. Beck served as Senior Vice President, Organizational Effectiveness of Modus Media International, Inc. From 2000 to 2001, Mr. Beck served as Senior Vice President, Global Accounts of Modus Media International, Inc. From 1998 to 2000, Mr. Beck served as Senior Vice President, Operations of Modus Media International, Inc.

Patrick Ring has served as Senior Vice President of Sales and Marketing of ModusLink since August 2004. From November 2003 to August 2004, Mr. Ring served as Senior Vice President of Sales for SalesLink. From 1999 through November 2003, Mr. Ring served as Vice President of Worldwide Sales and Marketing of the Global Turnkey Group of Banta Corporation, a provider of printing and supply chain management solutions. From 1997 to 1999, Mr. Ring served as Vice President of US Sales and Marketing of the Global Turnkey Group of Banta.

W. Kendale Southerland has served as President of Asia-Pacific Operations of ModusLink since August 2004. From September 2001 to August 2004, Mr. Southerland served as President, Asia Pacific of Modus Media International, Inc. From September 2000 to September 2001, Mr. Southerland served as a member of the Board of Directors of Mattress Firm, Inc., a specialty bedding retailer. From June 1999 to September 2000, Mr. Southerland served as Senior Vice President, Global Sales and Marketing of Modus Media International, Inc.

Rudolph J. Westerbos has served as President of Europe Operations of ModusLink since August 2004. From July 2002 to August 2004, Mr. Westerbos served as Senior Vice President and Managing Director of Europe and Asia of SalesLink. From March 2001 to July 2002, Mr. Westerbos served as Vice President, Sales and Marketing and Chief Information Officer of Software Logistics Corporation d/b/a iLogistix, a global provider of supply chain management solutions which was acquired by the Company in July 2002. From December 1999 to December 2001, Mr. Westerbos served as Vice President, eBusiness Solutions for iLogistix.

There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Director Compensation

All of the directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board of Directors and meetings of committees thereof.

The Board of Directors has adopted a Director Compensation Plan pursuant to which all directors are eligible to participate, other than any director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an “Affiliated Director”). Pursuant to the Director Compensation Plan, each participating director who is serving as a director on the last day of any fiscal quarter shall receive a payment for such quarter of $12,500. Each participating director who is serving as the chairperson of a committee of the Board of Directors on the last day of any fiscal quarter shall receive a payment of $1,250, provided, however, that the chairperson of the Audit Committee on the last day of any fiscal quarter shall receive a payment of $2,500. Each participating director who attends a telephonic meeting of the Board of Directors or a committee thereof shall receive a meeting fee of $500. Each participating director who attends a meeting of the Board of Directors or a committee thereof, where a majority of the directors attend such meeting in person, shall receive a meeting fee of $1,000.

Each of the directors has entered into an Indemnification Agreement with the Company providing that the Company shall indemnify the director to the fullest extent authorized or permitted by applicable law in the event that the director is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the director is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, provided that the director shall not have been finally adjudged to have engaged in willful misconduct or to have acted in a manner which was knowingly fraudulent or deliberately dishonest, or had reasonable cause to believe that his or her conduct was unlawful.

1999 Stock Option Plan for Non-Employee Directors

All directors of the Company are eligible to receive non-statutory stock options to purchase shares of Common Stock under the Company’s 1999 Stock Option Plan for Non-Employee Directors, as amended (the “Director Plan”), except for any Affiliated Director.

Each eligible director who is elected to the Board for the first time will be granted an option to acquire 200,000 shares of Common Stock (the “Initial Option”). Each Affiliated Director who ceases to be an Affiliated Director will be granted, on the date such director ceases to be an Affiliated Director but remains as a member of the Board of Directors, an Initial Option to acquire 200,000 shares of Common Stock under the Director Plan. Each Initial Option will vest and become exercisable as to  1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

On each anniversary of the grant of the Initial Option, each eligible director will automatically be granted an option to purchase 24,000 shares of Common Stock (an “Annual Option”), provided that such eligible director serves as a director on the applicable anniversary date. Each Annual Option granted prior to March 12, 2003 shall vest and become exercisable as to  1/12th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant commencing on the 37th monthly anniversary date of the date of grant of such Annual Option, provided that the optionee serves as a director on such monthly anniversary date. Each Annual Option granted on or after March 12, 2003 shall vest and become exercisable as to  1/36th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant of such Annual Option, provided that the optionee serves as a director on such monthly anniversary date.

The option exercise price per share for each option granted under the Director Plan shall equal the closing price of the Common Stock on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the Director Plan shall terminate, and may no longer be exercised, on the date ten years after the date of grant of such option.

During fiscal 2004, the following stock options were granted under the Director Plan:

Director Name	Date of Grant	Type of Option	Number of Shares	Exercise Price
Anthony J. Bay	September 9, 2003	Annual	24,000	$1.76
Francis J. Jules	February 3, 2004	Annual	24,000	$2.68
Virginia G. Bonker	April 30, 2004	Annual	24,000	$1.73
Michael J. Mardy	May 15, 2004	Annual	24,000	$1.80
Jonathan A. Kraft	July 26, 2004	Annual	24,000	$1.35

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended July 31, 2004, 2003 and 2002:

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
		Annual Compensation					Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)		Restricted Stock Awards($)(2)	Securities Underlying CMGI Options	All Other Compensation ($)(3)
George A. McMillan(4) Former President and Chief Executive Officer	2004 2003 2002	501,923 501,923 442,436	— 285,000 495,000		— — —		222,600 — —	270,000 — 2,750,000	6,176 1,923 —

Thomas Oberdorf Chief Financial Officer and Treasurer	2004 2003 2002	326,250 326,250 135,000	100,000 140,000 45,000		— — 149,912	(5)	159,000 — —	170,000 — 750,000	1,750 1,750 114,500	(6)

Peter L. Gray Executive Vice President and General Counsel	2004 2003 2002	225,875 225,673 190,257	70,000 100,000 132,500	(7)	— — —		127,200 — —	140,000 — 450,000	2,702 2,596 3,262

Bryce C. Boothby, Jr.(8) President of Global Supply Base Management, ModusLink Corporation	2004 2003	301,154 300,616	37,500 84,750		— —		159,000 —	170,000 —	4,000 5,859

(1)	In accordance with the rules of the Securities and Exchange Commission, certain other annual compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
(2)	Restricted stock awards represent grants of Common Stock issued under the Company’s 2000 Stock Incentive Plan. The dollar value of each award is based on the closing market price of the Company’s Common Stock on the date of grant. Each award vests in three equal installments on the first three anniversaries of the date of grant. Holders of shares of restricted stock are entitled to the same dividends as those paid to holders of unrestricted shares, if any. The following table presents the number of shares of restricted stock issued to each Named Executive Officer in fiscal 2004, the aggregate restricted stock holdings of each Named Executive Officer as of July 31, 2004 and the value of such holdings based on the closing market price of the Company’s Common Stock on such date.

	Number of Shares of Restricted Stock Granted in Fiscal 2004	Restricted Stock Holdings at July 31, 2004

Name		Number of Shares	Value($)
George A. McMillan	140,000	140,000	193,200
Thomas Oberdorf	100,000	100,000	138,000
Peter L. Gray	80,000	80,000	110,400
Bryce C. Boothby, Jr.	100,000	100,000	138,000

(3)	Except as otherwise noted, amounts set forth in this column represent employer 401(k) plan matching cash contributions.

(4)	Mr. McMillan ceased being an executive officer of the Company in August 2004. In connection with Mr. McMillan’s resignation as President and Chief Executive Officer and as a member of the Board of Directors of the Company in August 2004, among other things, the Company made a severance payment to Mr. McMillan of $962,000, representing 12 months of base salary, current target bonus and automobile allowance. See “Employment Agreements and Severance and Change of Control Arrangements.”
(5)	Amount represents certain relocation expenses paid by the Company.
(6)	Of this amount, $113,000 represents compensation paid by the Company to Mr. Oberdorf for consulting services prior to his employment with the Company and $1,500 represents employer 401(k) plan matching cash contributions.
(7)	Of this amount, $100,000 represents a bonus paid pursuant to a retention agreement between the Company and Mr. Gray and $32,500 represents a discretionary bonus awarded to Mr. Gray by the Human Resources and Compensation Committee.
(8)	During fiscal 2002, Mr. Boothby was not an executive officer of the Company.

Option/SAR Grants In Fiscal Year 2004

The following table sets forth information concerning grants of options to purchase shares of Common Stock made to each Named Executive Officer during fiscal 2004. No stock appreciation rights were granted during fiscal 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
	Number Of Securities Underlying Options Granted		Percentage Of Total Options Granted To Employees In Fiscal 2004(%)	Exercise Price Per Share($)(1)	Expiration Date

Name						5%	10%
George A. McMillan	270,000	(3)	10.8	1.59	09/02/2010	174,768	407,284
Thomas Oberdorf	170,000	(3)	6.8	1.59	09/02/2010	110,039	256,438
Peter L. Gray	140,000	(3)	5.6	1.59	09/02/2010	90,621	211,184
Bryce C. Boothby, Jr.	170,000	(3)	6.8	1.59	09/02/2010	110,039	256,438

(1)	The exercise price per share of each option was determined to be equal to the fair market value per share of the underlying stock on the date of grant.
(2)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the underlying common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock and subsidiary common stock holdings are dependent on the timing of such exercise and the future performance of the underlying common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the optionholder.
(3)	Option vests and becomes exercisable as to 25% on the first anniversary of the date of grant and the remainder thereafter in 36 equal monthly installments.

Fiscal Year 2004 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised by the Named Executive Officers during fiscal 2004 and stock options held as of July 31, 2004 by each Named Executive Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Company Granting Option	Shares Acquired on Exercise	Value Realized ($)(1)	Number Of Securities Underlying Unexercised Options At July 31, 2004 Exercisable / Unexercisable	Value Of Unexercised In-The-Money Options At July 31, 2004 Exercisable / Unexercisable ($)(2)
George A. McMillan	CMGI	—	—	2,255,185 / 2,764,815	0 / 0
Thomas Oberdorf	CMGI	—	—	204,164 / 715,836	0 / 0
Peter L. Gray	CMGI	—	—	342,487 / 327,503	0 / 0
Bryce C. Boothby, Jr.	CMGI SalesLink	49,999 —	53,624 —	91,581 / 292,920 154,167 / 45,833	3,749 / 86,252 15,313 / 5,687

(1)	The value realized is based on the difference between the option exercise price of such options and the closing price of the underlying Common Stock on the Nasdaq National Market on the date of exercise.
(2)	With respect to CMGI options, the value of the unexercised in-the-money options is based on the difference between the closing price of the underlying common stock on the Nasdaq National Market on the last trading day of fiscal 2004, and the applicable option exercise prices. With respect to SalesLink options, the value of the unexercised in-the-money options is based on the difference between the approximate fair market value per share of the underlying common stock on July 31, 2004 and the applicable option exercise prices.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of four directors who are not employees of the Company. The Compensation Committee regularly reviews and approves compensation and benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants, performance-based stock options, other equity-based awards and cash incentive awards to all key employees. The Compensation Committee reviews and administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan, 1986 Stock Option Plan (under which no further options may be granted) and Employee Stock Purchase Plan. The Compensation Committee reviews executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

The Company operates in highly competitive and rapidly changing markets. The Compensation Committee believes that the compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee uses its base salary and incentive bonus program for the Company’s executive officers in order to enhance short-term profitability and stockholder value and uses stock options and other equity-based awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Compensation Committee sets base salaries and target incentive bonus awards for the Company’s executive officers for each fiscal year based on competitive peer group analysis prepared by a compensation consulting firm.

The Compensation Committee reviews the Company’s annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short-term financial performance of the Company as a whole. For fiscal 2004, the Compensation Committee adopted and administered an

Executive Officer Bonus Plan for CMGI, Inc. This plan covers the executive officers of the Company, and is funded based on the Company’s consolidated business performance, with minimum threshold levels established. Bonus payments under the plan may range from 0-200% of an individual’s target bonus based on business and individual performance. Based on the Company’s business performance and the achievement of individual goals and objectives, as well as the exercise by the Compensation Committee of its discretion, Messrs. Oberdorf and Gray received bonuses under the Executive Officer Bonus Plan for CMGI, Inc. of $100,000 and $70,000, respectively, for fiscal 2004. In addition, following the approval and recommendation of the Compensation Committee, and based on the Company’s business performance and the achievement of individual goals and objectives, as well as the exercise by the SalesLink Board of Directors of its discretion, Mr. Boothby received a bonus under the Executive Officer Bonus Plan for SalesLink Corporation of $37,500 for fiscal 2004.

For fiscal 2005, the Compensation Committee has adopted an Executive Officer Bonus Plan for CMGI, Inc. This plan covers the executive officers of the Company, and is funded based on the Company’s consolidated business performance, with minimum threshold levels established. Bonus payments under the plan may range from 0-200% of an individual’s target bonus based on business and individual performance.

In addition to salaries and incentive bonuses, the Compensation Committee also grants stock options, shares of restricted stock and other equity-based awards to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Following a review by the Compensation Committee of the stock options and other equity held by the executive officers, the executive officers of the Company, including the Chief Executive Officer, were granted a combination of stock options and shares of restricted stock in fiscal 2004.

With respect to the Chief Executive Officer of the Company, the Compensation Committee utilizes a compensation program composed of base salary, incentive bonuses based on business and financial performance of the Company and individual performance during the fiscal year, and stock option grants. George A. McMillan served as the Chief Executive Officer of the Company during all of fiscal 2004. In August 2004, Mr. McMillan resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Company, and Joseph C. Lawler became President and Chief Executive Officer of the Company, succeeding Mr. McMillan. For a description of Mr. Lawler’s employment-related agreements and arrangements, see “Employment Agreements and Severance and Change of Control Arrangements.”

In February 2002, the Company and George A. McMillan entered into an agreement whereby Mr. McMillan would become the Chief Executive Officer of the Company. Pursuant to such agreement, Mr. McMillan’s annual salary was set at $500,000. In determining the compensation of Mr. McMillan as Chief Executive Officer, the Compensation Committee reviewed comparable compensation data from the Company’s competitive peer groups, as well as Mr. McMillan’s potential for effectiveness and leadership with the Company. Mr. McMillan was also eligible to participate in the Company’s bonus plans for executive officers. Based on the Company’s business performance and an assessment of individual goals and objectives during fiscal 2004, the Compensation Committee determined that no bonus be awarded for fiscal 2004 to Mr. McMillan. See “Employment Agreements and Severance and Change of Control Arrangements.”

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reviews the potential effect of Section 162(m)

periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

The Compensation Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, shares of restricted stock and other equity-based awards have helped develop a senior management group dedicated to the business results and financial performance of the Company.

HUMAN RESOURCES AND

COMPENSATION COMMITTEE

Francis J. Jules, Chair

Anthony J. Bay

Virginia G. Bonker

Michael J. Mardy

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended July 31, 2004 and 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$505,928	$909,372
Audit-Related Fees	147,347	894,245
Tax Fees	446,667	702,047
All Other Fees	—	—

Total Fees	$1,099,942	$2,505,664

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, and consultations concerning financial accounting and reporting standards.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2004, these services included assistance in documenting internal control over financial reporting policies and procedures, and employee benefit plan audits. In fiscal 2003, these services included attest services, not required by statute or regulation, for a former operating subsidiary and employee benefit plan audits.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. No fees were billed to the Company by KPMG for products and services other than the services reported above.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that Michael J. Mardy is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for fiscal 2004 with the Company’s management. The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has discussed with KPMG its independence and expects to receive the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with maintaining KPMG’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2004.

AUDIT COMMITTEE

Michael J. Mardy, Chair

Anthony J. Bay

Francis J. Jules

Jonathan A. Kraft

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

@Ventures

The Company maintains interests in several venture capital funds. The Company’s interests in such entities are reflected principally through its ownership of CMG@Ventures Capital Corp. and CMG@Ventures, Inc., wholly owned subsidiaries of the Company. CMG@Ventures Capital Corp. and CMG@Ventures, Inc. are entitled to (i) an interest ranging from approximately 77.5% to 80% of the net capital gains realized by CMG@Ventures I, LLC (“CMG@Ventures I”) (which percentage varies depending on the date on which the investment generating the particular net capital gain was made) and (ii) approximately 80% of the net capital gains realized by CMG@Ventures II, LLC (“CMG@Ventures II”). The @Ventures III funds are comprised of four entities that co-invest in each investment made by the @Ventures III funds. Approximately 78% of each investment made by the @Ventures III funds is made by two entities, @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. The Company does not have a direct ownership interest in either of these entities, but CMG@Ventures Capital Corp. is entitled, through its ownership of an approximately 10% interest in @Ventures Partners III, LLC (“@Ventures Partners III”), the general partner of such entities to (x) approximately 0.1% of the capital of each entity, and (y) approximately 2% of the net capital gains realized by each entity after return of certain priority amounts to the limited partners of each entity. CMG@Ventures III, LLC (“CMG@Ventures III”) co-invests approximately 20% of the total amount invested in each @Ventures III fund portfolio company investment. CMG@Ventures Capital Corp. owns 100% of the capital and is entitled to approximately 80% of the cumulative net capital gains realized by CMG@Ventures III. @Ventures Partners III is entitled to the remaining 20% of the net capital gains realized by CMG@Ventures III. The remaining 2% invested in each @Ventures III fund investment is provided by a fourth entity, @Ventures Investors, LLC, in which the Company has no interest. During fiscal 2000, additional venture capital fund entities were formed to provide follow-on financing to @Ventures III fund portfolio companies. These “expansion funds” have a structure that is substantially identical to the @Ventures III funds, and the Company’s interests in such funds are comparable to its interests in the @Ventures III funds. CMG@Ventures Capital Corp. is entitled to approximately 80% of the net capital gains realized by CMG@Ventures Expansion, LLC. CMG@Ventures Capital Corp., through its interest in CMGI@Ventures IV, LLC (“CMGI@Ventures IV”), is generally entitled to an interest, ranging from 80% to 92.5%, of the net profits from each investment made by CMGI@Ventures IV, depending on the aggregate amount previously distributed to CMGI@Ventures Capital Corp. by CMGI@Ventures IV, and after payment of certain fees to profit members of CMGI@Ventures IV. During fiscal 2004, the Company formed @Ventures V, LLC (“@Ventures V”). CMG@Ventures Capital Corp., through its interest in @Ventures V, is generally entitled to approximately 93.3% of the net profits from each investment made by @Ventures V.

Mr. Wetherell is a profit member (as defined in the limited liability company agreement) of CMG@Ventures I, and in that capacity owns an approximately 8.6% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Wetherell’s interest in CMG@Ventures I is fully vested. Mr. Wetherell is a managing member of CMG@Ventures II and in that capacity owns an approximately 7.8% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Wetherell’s interest in CMG@Ventures II is fully vested. Mr. Wetherell has indirect compensatory interests in the @Ventures III funds and related management entities (as described below). Mr. Wetherell is not a member of CMG@Ventures Expansion, LLC and has no compensatory interests therein. Mr. Wetherell is not a member of CMGI@Ventures IV and has no compensatory interests therein. Mr. Wetherell is not a member of @Ventures V and has no compensatory interests therein.

Jonathan A. Kraft, a member of the Company’s Board of Directors, is President and Chief Operating Officer of The Kraft Group, a private holding company. The Kraft Group is a limited partner of @Ventures III, L.P. and @Ventures Expansion Fund, L.P.

CMG@Ventures I and CMG@Ventures II

From August 1, 2003 through July 31, 2004, Mr. Wetherell received no distributions of cash or securities from CMG@Ventures I or CMG@Ventures II. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of CMG@Ventures I or CMG@Ventures II.

@Ventures III

Mr. Wetherell has indirect compensatory interests in the @Ventures III funds and related management entities. Mr. Wetherell is a voting managing member of @Ventures Partners III, which manages @Ventures III, L.P., @Ventures Foreign Fund III, L.P. and CMG@Ventures III. Mr. Wetherell is entitled to approximately 29.8% of all amounts distributed by such entities to @Ventures Partners III. Mr. Wetherell’s interest in @Ventures Partners III is fully vested. The other members of @Ventures Partners III consist of (i) individuals who provide (or who formerly provided) management services to the funds and (ii) CMG@Ventures Capital Corp., a direct wholly owned subsidiary of the Company, which has a 10% interest in all of the amounts distributed by @Ventures Partners III. Mr. Wetherell is a member of @Ventures Investors, LLC and Mr. Wetherell’s interest in investments made by such entity ranges from 24.8% to 28.1%, depending on the date the investment was made.

From August 1, 2003 through July 31, 2004, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Partners III. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of @Ventures Partners III.

From August 1, 2003 through July 31, 2004, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Investors, LLC. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of @Ventures Investors, LLC.

@Ventures Management, LLC provides management services to @Ventures III, L.P, @Ventures Foreign Fund III, L.P, and CMG @Ventures III. Historically, @Ventures Management, LLC was entitled to annual management fees from each of such entities equal to approximately 2.0% of the capital committed to such fund. Effective February 1, 2002, management fees due from @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. were waived, except under certain limited circumstances. Effective January 1, 2004, the obligation of CMG @Ventures III to pay management fees to @Ventures Management, LLC terminated, and @Ventures III, L.P. commenced paying reduced management fees to @Ventures Management, LLC. Mr. Wetherell is a voting member of @Ventures Management, LLC and has an approximately 40.0% interest in the net income of @Ventures Management, LLC. From August 1, 2003 through July 31, 2004, Mr. Wetherell received cash distributions of $205,200 in his capacity as a member of @Ventures Management LLC.

Hewlett-Packard Company

In August 1999, the Company acquired AltaVista from Compaq Computer Corporation (now Hewlett-Packard Company (“H-P”)). In connection with the AltaVista acquisition, the Company agreed that for so long as H-P owns at least 5% of the issued and outstanding stock of the Company, H-P shall have the right to designate a member of the Board of Directors of the Company. Currently, H-P has not designated any such member of the Board of Directors.

The Company has entered into a Master Lease and Financing Agreement with Hewlett-Packard Financial Services Corporation (“HPFS”), pursuant to which HPFS may lease equipment and computer software programs to the Company and provide financing for license fees related to computer software programs and other services. During fiscal 2004, the Company paid approximately $177,000 to HPFS under the agreement. As of September 30, 2004, the Company had no outstanding balance under the agreement. During fiscal 2004, the Company also paid to H-P approximately $323,000 for equipment maintenance services.

The Company has retained H-P to provide consulting services in connection with the implementation of a software system. During fiscal 2004, the Company paid an aggregate of approximately $1.8 million to H-P for such consulting services.

As of July 31, 2004, H-P owned 98,694.8 shares of Series A convertible preferred stock of AltaVista, convertible into 1,283,032 shares of AltaVista common stock. On April 25, 2003, AltaVista sold substantially all of its assets and business to Overture Services, Inc. (“Overture”). In consideration thereof, Overture paid AltaVista $60,000,000 in cash and issued to AltaVista an aggregate of 4,274,670 shares of Overture common stock. In addition, Overture agreed to assume certain liabilities of AltaVista. During fiscal 2003 and fiscal 2004, AltaVista sold all of its shares of Overture for aggregate proceeds of approximately $93.4 million. In February 2004, AltaVista and its stockholders adopted a plan of liquidation and a portion of the proceeds from the asset sale which were held by AltaVista were distributed to AltaVista’s preferred stockholders, consisting of the Company and H-P, on a pro rata basis pursuant to AltaVista’s charter, in partial payment of the liquidation preference on the preferred stock. Through July 31, 2004, AltaVista had distributed an aggregate of approximately $2.1 million to H-P in connection therewith.

SalesLink and its subsidiaries, including SL Supply Chain Services International Corp., provided comprehensive supply chain management services to H-P, including procurement, inventory management, assembly, fulfillment and distribution services, during fiscal 2004, for which SalesLink received approximately $287.2 million from H-P.

During fiscal 2004, SalesLink purchased equipment from H-P for an aggregate purchase price of approximately $150,000.

Modus Media International, Inc. (“Modus”) and its subsidiaries provided comprehensive supply chain management services to H-P during fiscal 2004, for which Modus received approximately $36.9 million from H-P. On August 2, 2004, Modus’ parent company, Modus Media, Inc., was acquired by the Company and Modus was renamed ModusLink.

During fiscal 2004, Modus purchased equipment from H-P for resale to its clients for an aggregate purchase price of approximately $4.9 million.

During fiscal 2004, ProvisionSoft, Inc., a majority-owned subsidiary of the Company, made liquidation distributions to its preferred stockholders, including H-P, pursuant to ProvisionSoft’s charter. Through July 31, 2004, ProvisionSoft had distributed an aggregate of approximately $586,000 to H-P in connection therewith.

SBC Communications, Inc.

Modus provided comprehensive supply chain management services to SBC Communications, Inc. during fiscal 2004, for which Modus received approximately $37.7 million from SBC. During fiscal 2004, Modus and SalesLink purchased telecommunications services from SBC for an aggregate purchase price of approximately $423,000 and approximately $3,000, respectively. Mr. Jules, a member of the Company’s Board of Directors, is an officer of SBC.

Stadium Sponsorship Obligation

In August 2000, the Company acquired the exclusive naming and sponsorship rights to the New England Patriots’ new stadium for a period of fifteen years. In August 2002, the Company finalized an agreement with the owner of the stadium to amend the sponsorship agreement. Under the terms of the amended agreement, the Company relinquished the stadium naming rights and remains obligated for a series of annual payments of $1.6 million per year through 2015. During fiscal 2004, the Company paid approximately $0.8 million to the owner of the stadium pursuant to the amended agreement. In addition, the Company paid approximately $0.8 million to the owner of the stadium pursuant to the amended agreement in August 2004. Jonathan A. Kraft, a member of the Company’s Board of Directors, is President and Chief Operating Officer of The Kraft Group, a private holding company whose holdings include the New England Patriots and the New England Patriots’ stadium. Mr. Kraft is also Vice Chairman of the New England Patriots.

SalesLink Credit Facility

SalesLink and certain of its subsidiaries have a revolving $30 million bank facility pursuant to a Loan and Security Agreement, dated as of July 31, 2004, with LaSalle Bank National Association and Citizens Bank of Massachusetts. As of July 31, 2004, approximately $15.8 million of borrowings were outstanding under the facility, and approximately $7.8 million had been reserved in support of outstanding letters of credit. All borrowings under the facility mature on June 30, 2005. Such credit facility replaced SalesLink’s prior revolving credit facility of $23 million and term loan facility of $6.3 million with LaSalle Bank National Association and Citizens Bank of Massachusetts. Jonathan A. Kraft, a member of the Company’s Board of Directors, is a member of the Board of Directors of Citizens Bank of Massachusetts.

Stock Performance Graph

The graph below compares the cumulative total stockholder return of the Company’s Common Stock from July 31, 1999 through July 31, 2004 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer & Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

Comparison of Cumulative Total Return Among CMGI, Inc., the

Nasdaq Stock Market Index (U.S.)

and the Nasdaq Computer and Data Processing Services Index

	Cumulative Total Return
	July 1999	July 2000	July 2001	July 2002	July 2003	July 2004
CMGI, Inc.	$100	$82.17	$4.38	$0.89	$3.88	$2.99
Nasdaq Stock Market Index (U.S.)	100	169.53	66.91	54.67	60.42	70.44
Nasdaq Computer & Data Processing Services Index	100	141.26	78.26	47.92	57.12	67.08

The graph shown above assumes that $100 was invested in the Company’s Common Stock and in each index on July 31, 1999. In addition, the total returns for the Company’s Common Stock and the indexes used assume the reinvestment of all dividends.

Employment Agreements and Severance and Change of Control Arrangements

David S. Wetherell

The Limited Liability Company Agreement of CMG@Ventures I, LLC provides that, upon a change of control (as defined), each profit member, including Mr. Wetherell, may elect, within two months of the date of the change of control, to have CMG@Ventures I, LLC repurchase all, and not less than all, of the interest in CMG@Ventures I, LLC held by such profit member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Limited Liability Company Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the profit members of CMG@Ventures I, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures I, LLC and which change of control in either event is of a nature that would be required to be reported in response to certain items of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any “person” (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company’s outstanding securities.

The Operating Agreement of CMG@Ventures II, LLC provides that, upon a change of control (as defined), each managing member, including Mr. Wetherell, may elect, within two months of the date of the change of control, to have CMG@Ventures II, LLC repurchase all, and not less than all, of the interest in CMG@Ventures II, LLC held by such managing member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Operating Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the members of CMG@Ventures II, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures II, LLC and which change of control in either event is of a nature that would be required to be reported in response to certain items of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any “person” (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company’s outstanding securities.

Joseph C. Lawler

On August 23, 2004, Joseph C. Lawler was appointed President and Chief Executive Officer of the Company. In connection therewith, the Company and Mr. Lawler executed an employment offer letter, dated as of August 23, 2004, which provides for the employment of Mr. Lawler as President and Chief Executive Officer of the Company at an annual salary of $550,000. Mr. Lawler shall also be eligible for an annual cash bonus under the Company’s Executive Officer Bonus Plan (or any successor plan). Mr. Lawler’s annual target bonus shall be 125% of his annual salary. Mr. Lawler’s bonus for fiscal 2005 shall be guaranteed at a minimum of $250,000. Pursuant to the employment offer letter, on August 23, 2004, Mr. Lawler was granted an option to purchase 2,700,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share. Such option has a seven-year term and shall vest 20% of the total number of shares subject to the option on each of the first five anniversaries of the grant date. In addition, on August 27, 2004, Mr. Lawler was granted 1,800,000 shares of the Company’s Common Stock with the purchase price deemed to have been paid in kind through Mr. Lawler’s agreement to employment by the Company. Such restricted shares shall be subject to forfeiture provisions which shall lapse as to 20% of the total number of shares subject to the grant on each of the first five anniversaries of the grant date. In connection with such initial grants of stock options and restricted stock, Mr. Lawler and the Company also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Lawler’s employment and for 12 months thereafter. In addition, on each of the first five anniversaries of Mr. Lawler’s date of hire on which he is employed by the Company, the Company shall grant additional stock options and restricted stock awards (“Additional Awards”) to Mr. Lawler with respect to such number of shares of the Company’s Common Stock that, when added to the initial grants described above, will be equal to 2% of the Company’s outstanding shares of common stock (on a fully diluted basis) on August 2, 2004, immediately following the Company’s acquisition of Modus Media, Inc. Each such additional grant of stock options and restricted stock shall be in the proportion of 1.5 options to each share of restricted stock. Each Additional Award shall vest 20% of the total of such award on each anniversary of the date of grant and, in the case of stock options, shall have a seven-year term and an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant. If at any time the closing share price of the Company’s Common Stock equals or exceeds $3.00 for 30 consecutive trading days (adjusted for changes in capitalization), then the Company shall immediately grant to Mr. Lawler all of such Additional Awards that have not been previously granted. The inability of the Company to grant any of the Additional Awards when due for any reason, including as a result of a failure of the Company to obtain stockholder approval of a necessary increase in the number of shares available under any applicable Company equity incentive plan, would constitute Good Reason under Mr. Lawler’s Executive Severance Agreement described below.

Pursuant to the employment offer letter, Mr. Lawler and the Company entered into an Executive Severance Agreement, dated as of August 23, 2004, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined) or by Mr. Lawler for Good Reason (as defined), then the Company shall pay Mr. Lawler a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. In addition, 50% of the portion of each of Mr. Lawler’s stock options and restricted stock awards which would otherwise become vested on or before the first anniversary of the date his employment is terminated shall be immediately vested, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Lawler for Good Reason within 12 months following a Change of Control (as defined), then the Company shall pay Mr. Lawler a one-time severance payment equal to 24 months of his then-current annual base salary plus two times his target bonus as in effect on his last day of employment. In addition, (i) in the event the Change in Control occurs on or after August 23, 2005,  1/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (ii) in the event the Change in Control occurs on or after August 23, 2006,  2/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (iii) in the event the Change in Control occurs on or after the August 23, 2007, all of Mr. Lawler’s stock options and restricted stock awards which are not then vested shall immediately vest as of the date of termination, and (vi) in each such case, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In the event that any amounts payable to Mr. Lawler under the agreement are characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Lawler may elect to reduce the severance payments or have a portion of the stock options or restricted stock not vest.

Pursuant to the employment offer letter, Mr. Lawler and the Company also entered into an agreement, dated as of August 23, 2004, pursuant to which the Company shall reimburse Mr. Lawler for certain relocation expenses up to a maximum of $150,000. Pursuant to the employment offer letter, Mr. Lawler and the Company also entered into an agreement, dated as of August 23, 2004, pursuant to which the Company shall provide indemnification to Mr. Lawler in his capacities as a director and executive officer of the Company to the fullest extent provided by applicable law and by the Company’s Certificate of Incorporation and By-laws.

George A. McMillan

Mr. McMillan served as President and Chief Executive Officer of the Company during all of fiscal 2004. In August 2004, Mr. McMillan resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Company. In August 2004, Joseph C. Lawler became President and Chief Executive Officer of the Company, succeeding Mr. McMillan.

Mr. McMillan and the Company entered into an agreement, dated as of June 11, 2001, that provided for the employment of Mr. McMillan as Chief Financial Officer and Treasurer of the Company. Pursuant to the agreement, Mr. McMillan was granted an option to purchase 2,000,000 shares of Common Stock of the

Company at an exercise price of $2.52 per share. The option vested and became exercisable as follows: (A) 125,000 shares on each of the three-month, six-month, ninth-month and one year anniversary of the grant date, plus (B)  1/48th of the number of shares originally subject to option on each monthly anniversary of the grant date thereafter. On February 18, 2002, Mr. McMillan and the Company entered into an agreement that provided for the employment of Mr. McMillan as Chief Executive Officer of the Company. Pursuant to such agreement, Mr. McMillan’s annual salary was set at $500,000 and he was granted an option to purchase 2,750,000 shares of Common Stock of the Company at an exercise price of $1.42 per share. The option was divided into three tranches as follows: tranche 1 = 1,250,000 shares; tranche 2 = 1,000,000 shares; and tranche 3 = 500,000 shares. Tranche 1 of the option vested and became exercisable as follows: (A)  1/4th of the number of shares subject to tranche 1 vested and became exercisable on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the first date following the date of grant that the Company publicly announces operating income excluding expenses related to in-process research and development, depreciation, restructuring, long-lived asset impairment and amortization of intangible assets and stock-based compensation (“Net Operating Income”) on a consolidated basis for a fiscal quarter commencing after the date of grant greater than zero dollars (the “First Confirmation Date”), plus (B) an additional  1/48th of the number of shares subject to tranche 1 vested and became exercisable on the date of each successive monthly anniversary of the first anniversary of the date of grant. Tranche 2 of the option was to vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 2 was to vest and become exercisable on the first anniversary of the First Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 2 was to vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the First Confirmation Date. Notwithstanding the foregoing, in the event that the First Confirmation Date did not occur prior to February 18, 2007, tranche 2 of the option was to nonetheless vest and become exercisable in full on February 18, 2007. Tranche 3 of the option was to vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 3 was to vest and become exercisable on the first anniversary of the first date following the First Confirmation Date that the Company publicly announces Net Operating Income on a consolidated basis for a fiscal quarter greater than that reached for the fiscal quarter with respect to the First Confirmation Date (the “Second Confirmation Date”), plus (B) an additional  1/48th of the number of shares subject to tranche 3 was to vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the Second Confirmation Date. Notwithstanding the foregoing, in the event that the Second Confirmation Date did not occur prior to February 18, 2007, tranche 3 of the option was to nonetheless vest and become exercisable in full on February 18, 2007.

Mr. McMillan and the Company entered into an Amended and Restated Executive Severance Agreement, dated as of March 1, 2002, that provided in the event that his employment is terminated by the Company for a reason other than for Cause (as defined) or by Mr. McMillan for Good Reason (as defined), then the Company was to pay Mr. McMillan a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. Additionally, in the event that any such termination of employment occured on or after February 18, 2004, 50% of the then-unvested options to purchase shares of common stock of the Company pursuant to options granted to Mr. McMillan on February 18, 2002 (“CEO Options”) were to immediately become exercisable in full and be deemed fully vested. In addition, the agreement provided that in the event that his employment was terminated by the Company for a reason other than for Cause or by Mr. McMillan for Good Reason within one year following a Change of Control of the Company (as defined), then (i) the Company was to pay Mr. McMillan a one-time severance payment equal to 24 months of his then-current annual base salary plus target bonus as in effect on his last day of employment, and (ii) each outstanding option to purchase shares of Common Stock of the Company then held by Mr. McMillan was to immediately become exercisable in full and be deemed fully vested. In the event that any amounts payable to Mr. McMillan under the agreement were characterized as “excess parachute payments” under Section 280G of the Code, then Mr. McMillan was entitled elect to reduce the severance payments or have a portion of the stock options not vest, provided that any such election shall not adversely affect the Company. Mr. McMillan and the Company also entered into an agreement containing non-competition covenants in favor of the Company during Mr. McMillan’s employment and for 12 months thereafter.

In connection with Mr. McMillan’s resignation as President and Chief Executive Officer and as a member of the Board of Directors of the Company on August 23, 2004, and per the terms of the Amended and Restated Severance Agreement, the Company made a severance payment to Mr. McMillan of $962,000, representing 12 months of base salary, current target bonus and automobile allowance, (ii) agreed to reimburse Mr. McMillan for the cost of COBRA for medical, dental and vision benefits for 12 months, (iii) accelerated the vesting of 50% of the then-unvested CEO Options, and (iv) accelerated the vesting of 46,662 shares of the Company’s Common Stock covered by the restricted stock award made to Mr. McMillan on September 2, 2003.

Thomas Oberdorf

Mr. Oberdorf and the Company are parties to an agreement, dated as of March 1, 2002, providing for the employment of Mr. Oberdorf as Chief Financial Officer and Treasurer of the Company. The agreement provides for an annual base salary of $325,000. Pursuant to the agreement, Mr. Oberdorf was granted an option to purchase 750,000 shares of Common Stock of the Company at an exercise price of $1.55 per share. The option is divided into three tranches as follows: tranche 1 = 350,000 shares; tranche 2 = 250,000 shares; and tranche 3 = 150,000 shares. Tranche 1 of the option shall vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 1 shall vest and become exercisable on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the First Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 1 shall vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the date of grant. Tranche 2 of the option shall vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 2 shall vest and become exercisable on the first anniversary of the First Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 2 shall vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the First Confirmation Date. Notwithstanding the foregoing, if the First Confirmation Date does not occur prior to March 4, 2007, tranche 2 of the option shall nonetheless vest and become exercisable in full on March 4, 2007. Tranche 3 of the option shall vest and become exercisable as follows: (A)  1/4th of the number of shares subject to tranche 3 shall vest and become exercisable on the first anniversary of the Second Confirmation Date, plus (B) an additional  1/48th of the number of shares subject to tranche 3 shall vest and become exercisable on the date of each successive monthly anniversary of the first anniversary of the Second Confirmation Date. Notwithstanding the foregoing, if the Second Confirmation Date does not occur prior to March 4, 2007, tranche 3 of the option shall nonetheless vest and become exercisable in full on March 4, 2007.

Mr. Oberdorf and the Company are parties to an Executive Severance Agreement, dated as of March 4, 2002, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined), then the Company shall pay Mr. Oberdorf as severance pay his regular base salary as in effect on his last day of employment for one year following the termination date, payable in installments in accordance with the Company’s regular payroll practices, plus his target bonus as in effect on his last day of employment. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Oberdorf for Good Reason (as defined) within one year following a Change of Control of the Company (as defined), then the Company shall pay Mr. Oberdorf a one-time severance payment equal to two times his then-current base salary plus two times his then-current target bonus. Mr. Oberdorf and the Company have also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Oberdorf’s employment and for 12 months thereafter.

Peter L. Gray

Mr. Gray and the Company are parties to an Executive Retention Agreement, dated as of August 28, 2002, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined), then the Company shall pay Mr. Gray as severance pay his regular base salary as in effect on his last day of employment for one year following the termination date, payable in installments in accordance with the Company’s regular payroll practices, plus the bonus amount he would have been entitled to receive under the Company’s bonus plan then in effect for the fiscal year in which the termination occurred, determined in accordance with the bonus plan (the “Bonus”), multiplied by a fraction, the numerator of which shall be the number of months that Mr. Gray was employed by the Company during the fiscal year in which his termination occurs and the denominator of which shall be twelve (12). In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Gray for Good Reason (as defined) within one year following a Change of Control of the Company (as defined), then the Company shall pay Mr. Gray a one-time severance payment equal to two times his then-current base salary plus his Bonus multiplied by a fraction, the numerator of which shall be the number of months that Mr. Gray was employed by the Company during the fiscal year in which his termination occurs and the denominator of which shall be twelve (12). Additionally, on the last day of Mr. Gray’s employment, the vesting of the stock option granted to Mr. Gray in March 2002 for 450,000 shares of the Company’s Common Stock shall be accelerated in full. In the event of a termination of Mr. Gray’s employment giving rise to a severance payment under the Executive Retention Agreement, Mr. Gray shall have the right to exercise any vested portion of this option within the 12-month time period following such termination, unless the option terminates sooner by the terms of the underlying option agreement. Mr. Gray and the Company have also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Gray’s employment and for 12 months thereafter.

Bryce C. Boothby, Jr.

Mr. Boothby and SalesLink entered into a Severance Agreement, dated as of April 27, 2001, that provides for severance payments of not less than six months base wages and acceleration of certain SalesLink stock options in the event of a termination of Mr. Boothby’s employment by SalesLink for a reason other than for Cause (as defined) or by Mr. Boothby for Good Reason (as defined) following a Change in Control (as defined).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.

Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2004, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company’s Office of Investor Relations at CMGI, Inc., 1100 Winter Street, Waltham, Massachusetts 02451.

Other Matters

The Board does not know of any other matter which may come before the 2004 Meeting. If any other matters are properly presented to the 2004 Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that stockholders will attend the 2004 Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the 2004 Meeting, and your cooperation will be appreciated. Stockholders who attend the 2004 Meeting may vote their shares even though they have sent in their proxies.

Proposals of Stockholders for 2005 Annual Meeting

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 1100 Winter Street, Waltham, Massachusetts 02451, no later than July 6, 2005. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder of the Company wishes to present a proposal before the 2005 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than July 6, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

David S. Wetherell, Secretary

Waltham, Massachusetts

November 2, 2004

Appendix I

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 8, 2004 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-five reverse stock split of the Common Stock shall become effective, such that each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 8, 2004, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200    .

CMGI, INC.

By:
Name:
Title:

AI-1

Appendix II

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 8, 2004 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-ten reverse stock split of the Common Stock shall become effective, such that each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 8, 2004, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200    .

CMGI, INC.

By:
Name:
Title:

AII-1

Appendix III

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 8, 2004 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-fifteen reverse stock split of the Common Stock shall become effective, such that each fifteen shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 8, 2004, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200    .

CMGI, INC.

By:
Name:
Title:

AIII-1

Appendix IV

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 8, 2004 pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-twenty reverse stock split of the Common Stock shall become effective, such that each twenty shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 8, 2004, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200    .

CMGI, INC.

By:
Name:
Title:

AIV-1

Appendix V

CMGI, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable Nasdaq rules, each member of the Audit Committee shall be “independent” as defined by such the Nasdaq rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance and accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be selected and appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

11.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

13.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.

Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Approved by CMGI, Inc. Board of Directors on March 10, 2004

Appendix VI

CMGI, INC.

2004 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2004 Stock Incentive Plan (the “Plan”) of CMGI, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or

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officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 15,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised; (ii) is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right); or (iii) results in any shares of Common Stock not being issued, the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 6,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 5,000,000.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

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(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of CMGI, Inc., any present or future parent or subsidiary corporation of CMGI, Inc., as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of ten years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) except as the Board may otherwise provide in an option agreement, when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”),

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provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above-permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current price per share of the cancelled Option.

6.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

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7.	Restricted Stock.

(a) General. The Board may grant Awards entitling Participants to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the Participants in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Other Stock Unit Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Other Stock Unit Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

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9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(b) also applies to any event, Section 9(b) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the then outstanding shares of Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

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For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value (as determined in the sole discretion of the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant of such Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

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(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. If provided for by the Board in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

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(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

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11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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Appendix VII

CMGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Joseph C. Lawler, Thomas Oberdorf and Peter L. Gray, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of CMGI, INC. (the “Company”) to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 8, 2004, at 9:00 a.m. local time, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

COMMENTS:

DETACH CARD	DETACH CARD

Admission Ticket

This is your admission ticket for you and a guest to attend the Annual Meeting of Stockholders to be held on Wednesday, December 8, 2004, at 9:00 a.m. local time at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Stockholders and guests must have a ticket for admission to the meeting. This ticket is non-transferable.

PLEASE DETACH AND PRESENT THIS TICKET AND PICTURE

IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” EACH OF PROPOSALS 2 THROUGH 7 ARE RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.    To elect the nominees listed below for Class II Director to serve for the ensuing three years (except as marked below):

For All Nominees	Withhold Authority for All Nominees	For All Except (See Instructions below)	Nominees:	O Anthony J. Bay
☐	☐	☐		O Virginia G. Bonker

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2.    To approve the Company’s 2004 Stock Incentive Plan.

For ☐	Against ☐	Abstain ☐

3.    To authorize the Board of Directors, in its discretion, to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

4.    To authorize the Board of Directors, in its discretion, to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

5.    To authorize the Board of Directors, in its discretion, to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

6.    To authorize the Board of Directors, in its discretion, to effect a 1-for-20 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

7.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For ☐	Against ☐	Abstain ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 THROUGH 7.

To include any comments, use the Comments box on the reverse side of this card.

Mark box at right if you plan to attend the Annual Meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting of Stockholders

of

CMGI, INC.

December 8, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.